UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 21, 2010, the Board of Directors of Allis-Chalmers Energy Inc. (the “Company”) appointed Carlos Etcheverry President of its Drilling and Completion segment.

Mr. Etcheverry joins the Company with over 20 years experience in the drilling and oilfield services industry. Most recently, he served as Chief Operating Officer of San Antonio International.  Mr. Etcheverry previously held a number of management roles with Pride International, Inc.’s (“Pride”) E&P Services group including business development, general manager for Argentina and Bolivia, Vice President Latin America South, and President of San Antonio when that company was owned by Pride.  Mr Etcheverry also worked for over 10 years with Halliburton Company with a focus on Latin America.

There are no arrangements or understandings between Mr. Etcheverry and the Company or any other persons pursuant to which Mr. Etcheverry was selected as an officer.  There are no relationships or related transactions between Mr.Etcheverry and the Company of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company expects to enter into an employment agreement with Mr. Etcheverry, to be effective as of April 21, 2010.  The Company will file a Current Report on Form 8-K describing the material terms of such agreement if and when such agreement is consummated.

Item 7.01.    Regulation FD Disclosure.

On April 26, 2010, the Company issued a press release announcing the appointment of Carlos Etcheverry.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: April 23, 2010	By:	/s/ Victor M. Perez
Name: Victor M. Perez
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 26, 2010.